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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 30, 2003


                                VECTOR GROUP LTD.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         1-5759                                        65-0949535
(Commission File Number)                  (I.R.S. Employer Identification No.)


100 S.E. SECOND STREET, MIAMI, FLORIDA                                33131
(Address of principal executive offices)                          (Zip Code)


                                 (305) 579-8000
              (Registrant's telephone number, including area code)





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ITEM 5.  Other Events and Required FD Disclosure

         As previously reported in our Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission, the consolidated balance sheets of Vector Group Ltd. include deferred income tax assets and liabilities, which represent temporary differences in the application of accounting rules established by generally accepted accounting principles and income tax laws. As of March 31, 2003, our deferred income tax liabilities exceeded our deferred income tax assets by $110.6 million. The largest component of our deferred tax liabilities exists because of differences that resulted from a 1998 and 1999 transaction with Philip Morris Incorporated where a subsidiary of Liggett Group Inc., our indirect wholly-owned subsidiary, contributed three of its premium cigarette brands to Trademarks LLC, a newly-formed limited liability company. In such transaction, Philip Morris acquired an option to purchase the remaining interest in Trademarks for a 90-day period commencing in December 2008, and we have an option to require Philip Morris to purchase the remaining interest for a 90-day period commencing in March 2010. For additional information concerning the Philip Morris brand transaction, see Note 10 to our consolidated financial statements included in our Form 10-Q for the quarter ended March 31, 2003.

         In connection with the transaction, we recognized in 1999 a pre-tax gain of $294.1 million in our consolidated financial statements and established a deferred tax liability of $103.1 million relating to the gain. Upon exercise of the options during the 90-day periods commencing in December 2008 or in March 2010, we will be required to pay tax in the amount of the deferred tax liability, which will be offset by the benefit of any deferred tax assets, including any net operating losses, available to us at that time. In connection with an examination of our 1998 and 1999 federal income tax returns, the Internal Revenue Service has recently issued to us a preliminary notice of proposed adjustment. The preliminary notice asserts that, for tax reporting purposes, the entire gain should have been recognized in 1998 and in 1999 in the additional amounts of $150 million and $129.9 million, respectively, rather than upon the exercise of the options during the 90-day periods commencing in December 2008 or in March 2010. If the Internal Revenue Service were to ultimately prevail with the proposed adjustment, it would result in the potential acceleration of tax payments of approximately $113 million, including interest, net of tax benefits, through March 31, 2003. These amounts have been previously recognized in our consolidated financial statements as tax liabilities. As of March 31, 2003, we believe amounts potentially due have been fully provided for in our consolidated statements of operations.

         We believe the positions reflected on our income tax returns are correct and intend to vigorously oppose any proposed adjustments to our returns. If taxing authorities were to ultimately prevail in their assertion that we incurred a tax obligation prior to the exercise dates of these options and we were required to make such tax payments prior to 2009 or 2010, and if any necessary financing were not available to us, our liquidity could be adversely affected.

                                    * * * * *


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         This report contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. These statements reflect our current expectations or beliefs with respect to future events and financial performance and are based on information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and contingencies and, in connection with the "safe-harbor" provisions of the Private Securities Reform Act, we have identified under "Risk Factors" in Item 1 of our Form 10-K for the year ended December 31, 2002 filed with the SEC, and in our other filings with the SEC, important factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such forward-looking statements. We undertake no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.





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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                VECTOR GROUP LTD.

                                By: /s/ JOSELYNN D. VAN SICLEN
                                    -------------------------------------------
                                    Joselynn D. Van Siclen
                                    Vice President and Chief Financial Officer
Date: May 30, 2003




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